AMENDED AND RESTATED WAIVER AGREEMENT

THIS AMENDED AND RESTATED WAIVER AGREEMENT dated as of July 13, 2017 (the “Agreement”) is entered into among Bravo Brio Restaurant Group, Inc., an Ohio corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and Wells Fargo Bank, National Association, as Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors (as defined therein), the Lenders and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders, entered into that certain Credit Agreement dated as of November 5, 2014 (as amended by that certain First Amendment to Credit Agreement and Waiver dated as of October 31, 2016 and as further amended or modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has informed the Administrative Agent that it has failed to comply with Section 4.2(d) of the Credit Agreement in connection with requests for, and borrowings of, Swingline Loans made between May 8, 2017 and June 2, 2017, in each case which failure has resulted in an Event of Default under Section 7.1(b) of the Credit Agreement as of such applicable date (collectively, the “Existing Events of Default”);

WHEREAS, the Borrower, Administrative Agent and the Required Lenders have previously entered into that certain Waiver Agreement dated as of June 8, 2017 (the “Existing Waiver Agreement”) with respect to the Existing Events of Default;

WHEREAS, the Borrower has requested that the Required Lenders agree to amend and restate the Existing Waiver Agreement to extend the term of the waiver provided therein; and

WHEREAS, the Required Lenders are willing to amend and restate the Existing Waiver Agreement and waive the Existing Events of Default subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Waiver.

(a)    Subject to the other terms and conditions of this Agreement, the Administrative Agent and the Required Lenders hereby waive the Existing Events of Default; provided this waiver shall only be effective from the date hereof until the earlier of (i) August 25, 2017 or (ii) the occurrence of any other Default or Event of Default under the Credit Agreement (such period, the “Effective Period”).

(b)    Upon the earlier to occur of the events set forth in clause (a) above, (i) each of the Existing Events of Default shall be reinstated  as if such Existing Event of Default had not been waived hereby and shall constitute an Existing Event of Default occurring on the applicable date of such Existing Event of Default and (ii) the Administrative Agent and the Lenders shall be immediately entitled to exercise any or all of their rights and remedies arising in respect thereof, including, without limitation, the right, at the option of the Required Lenders, to charge default interest in accordance with Section 2.7(b) of the Credit Agreement beginning as of such applicable date.

(c)    The Administrative Agent and the Required Lenders hereby agree that the Credit Parties shall not be required to comply with Section 4.2(d) of the Credit Agreement with respect to any Extension of Credit requested to be made during the Effective Period.

(d)    Notwithstanding anything to the contrary provided in the Credit Agreement, the Borrower hereby acknowledges and agrees that during the Effective Period, after giving effect any Revolving Loan and/or Swingline Loan made during the Effective Period, the sum of (i) the aggregate principal amount of all Revolving Loans then outstanding and (ii) the aggregate principal amount of all Swingline Loans then outstanding (the sum of (i) and (ii) at any time, the “Aggregate Loan Exposure”) shall not exceed $15,000,000 (such amount, the “Effective Period Committed Loan Amount”) at any time during the Effective Period. The Borrower hereby further acknowledges and agrees that if at any time during the Effective Period the Aggregate Loan Exposure exceeds the Effective Period Committed Loan Amount, the Borrower shall immediately prepay the Revolving Loans and Swingline Loans in an amount sufficient to eliminate such excess (such payment to be applied as set forth in Section 2.6(b)(ii) of the Credit Agreement).

(e)    Notwithstanding anything to the contrary provided in the Credit Agreement, the Borrower hereby acknowledges and agrees that during the Effective Period the Borrower shall not request, and the Issuing Lender shall not have any obligation to issue, any Letter of Credit for the account of the Borrower.

(f)    The above waiver shall not modify or affect the Credit Parties’ obligations to comply fully with any duty, term, condition or covenant contained in the Credit Agreement or any other Credit Document. The waiver is limited solely to the Existing Events of Default, and nothing contained in this Agreement shall be deemed to constitute a waiver of any other Default or Event of Default that may exist (other than the Existing Events of Default) or any other rights or remedies the Administrative Agent or any Lender may have under the Credit Agreement or any other Credit Documents or under applicable law.

2.    Waiver Fee. In consideration of the agreements set forth herein, on the Effective Date (defined below), the Credit Parties shall pay to the Administrative Agent, for the ratable benefit of each Lender, a waiver fee in an amount equal to 0.15% of the sum of (a) the portion of the total Revolving Committed Amount held by such Lender plus (b) the portion of the Term Loan held by such Lender, in each case as of the Effective Date (the “Waiver Fee”), which fee shall be fully-earned, non-refundable, due and payable on and as of the Effective Date.

3.    Agent Financial Advisor. The Administrative Agent has engaged Focus Management Group USA, Inc. as its financial advisor (the “Agent Financial Advisor”) to, among other things, perform a review of the Credit Parties’ financial performance, financial reporting, financial forecasts and short term liquidity. The Credit Parties shall (a) provide the Agent Financial Advisor with reasonable access to the Credit Parties’ facilities, members of management and financial information as is necessary to perform the services within the scope of the engagement and (b) reimburse the Administrative Agent upon demand for the reasonable fees and expenses incurred by the Administrative Agent in connection with the engagement of the Agent Financial Advisor.

4.    Deposit Account Control Agreements. Notwithstanding anything to the contrary in in the Credit Agreement, each Credit Party shall, as promptly as reasonably possible, and in any event not later than August 14, 2017 (or such later date to which the Administrative Agent may otherwise agree in writing), deliver to the Administrative Agent an executed control agreement with respect to the deposit and securities accounts of such Credit Party for which the Administrative Agent has not received such an agreement.

5.    Effectiveness; Conditions Precedent. This Agreement shall be effective as of the date set forth above (the “Effective Date”) when, and only when, each of the following conditions shall have been satisfied or waived, in the sole discretion of the Administrative Agent:

(a)     The Administrative Agent’s receipt of counterparts of this Agreement duly executed by the Borrower, the Guarantors, the Required Lenders and the Administrative Agent; and

(b)     The Administrative Agent’s receipt of the Waiver Fee.

6.    Miscellaneous.

(a)     The Credit Agreement, and the obligations of the Credit Parties thereunder and under the other Credit Documents, are hereby ratified and confirmed and shall continue and remain in full force and effect according to their terms.

(b)     Each Credit Party hereby represent and warrant as follows:

(i)    Each Credit Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(ii)    This Agreement has been duly executed and delivered by the Credit Parties and constitutes each of the Credit Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(iii)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Credit Party of this Agreement.

(c)     The Credit Parties represent and warrant to the Lenders that (i) the representations and warranties of the Credit Parties set forth in Article III of the Credit Agreement and in each other Credit Document are true and correct as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(d)     Each of the Borrower and the Guarantors hereby ratifies the Credit Agreement and each other Credit Document to which it is a party and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and each other Credit Document to which it is a party applicable to it and (b) that it is responsible for the observance and full performance of its respective obligations under the Credit Documents.

(e)     Each of the Borrower and the Guarantors hereby releases the Administrative Agent and each Lender, and each of such Person’s officers, employees, representatives, affiliates, advisors, trustees, agents, managers, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected, to the extent that any of the forgoing arises out of or is founded upon the Credit Agreement, any other Credit Document or the lending relationship established thereunder.

(f)     This Agreement shall constitute a Credit Document under the terms of the Credit Agreement.

(g)     The Borrower agrees to pay all reasonable costs and expenses of Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

(h)     This Agreement and the other Credit Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

(i)     This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(j)     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature pages follow]

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:    BRAVO BRIO RESTAURANT GROUP, INC.

By:    /s/ James J. O’Connor
Name: James J. O’Connor
Title: Chief Financial Officer

ADMINISTRATIVE
AGENT AND LENDERS:            WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Lender

By:    /s/ Reginald T. Dawson
Name: Reginald T. Dawson
Title: Senior Vice President

BANK OF AMERICA, N.A.

By:    /s/ Thomas J. Flanagan II
Name:    Thomas J. Flanagan II
Title:    Senior Vice President

THE HUNTINGTON NATIONAL BANK

By:    /s/ Bruce G. Shearer
Name:    Bruce G. Shearer
Title:    Senior Vice President

KEYBANK NATIONAL ASSOCIATION

By:    /s/ Stephen J. Jones
Name:    Stephen J. Jones
Title:    Senior Vice President